Exhibit 10.6

                                                       Personal and Confidential
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                                 INTERNAL MEMO
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To:   Thomas Humphries                  From:  Martin Burg
Date: August 15, 2002
Subject: Salary Adjustments

Memo:

I agree to participate in the program of Company-wide salary cuts. I understand and agree to the reduction of my gross monthly salary by 10%. Notwithstanding the foregoing, I understand that any contractual severance payments due me in the event of my termination without cause shall be based upon my pre-cut salary.

Employee name:  Thomas Humphries, M.D

Employee signature: /s/ Thomas Humphries

Dear Employee,

Keryx is very appreciative of your agreement to take a reduction in monthly salary in light of the tough financial circumstances in the economy at present. We hope you understand the need to cut back at present in order to help grow a strong, healthy and efficient Company in the future, and we look forward to growing this Company With your help.

Yours sincerely,


/s/ Ira Weinstein
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Ira Weinstein
COO
Keryx Biopharmaceuticals
Date: August 15, 2002